Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Peoples Bancorp of North Carolina, Inc. of our report dated March 19, 2021, relating to the consolidated financial statements of Peoples Bancorp of North Carolina, Inc. appearing in the Annual Report on Form 10-K of Peoples Bancorp of North Carolina, Inc. for the year ended December 31, 2020.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina
March 19, 2021